                                                                      Exhibit 11


                              Mike's Original, Inc.
                       Computation of Net Loss Per Share




                                                                  Net Loss Per Share
                                           ------------------------------------------------------------------
                                                  Three Months Ended                Year          Nine Months
                                           --------------------------------        Ended            Ended
                                             March 31,          March 31,        December 31,    December 31,
                                               1997               1996              1996             1995
                                           --------------     -------------      ------------   -------------
Loss                                         $(1,485,217)       $(516,974)        $(4,050,547)   $(1,614,858)
Shares
   Weighted average shares outstanding (1)     1,904,974        1,362,160           1,592,106      1,311,398
   Dilutive stock options                        567,916          567,916             567,916        567,916
   Dilutive shares - convertible notes           301,222          301,222             301,222        301,222
                                           --------------      ------------        ----------     ----------
Weighted average common and equivalent
   shares outstanding                          2,774,112        2,231,298           2,461,244      2,180,536
                                           --------------      ------------        ----------     ----------
Net loss per share                                $(0.54)          $(0.23)             $(1.65)         $(.74)
                                           --------------      ------------        ----------     ----------




(1) Excluded from the weighted average shares outstanding are 132,769 shares that were held in escrow for the period September 1995 to February 1996.